UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 19, 2009

Date of Report (Date of earliest event reported)

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change-in-Control Severance Plan

On March 19, 2009, FCStone Group, Inc. (“FCStone”) amended Schedule A of its Change-in-Control Severance Plan to remove Robert Johnson and Steve Gutierrez from coverage under the plan because they are no longer employees of FCStone, and to remove Jeff Soman and Greg Greves from coverage because their employment agreements with FCStone have been terminated and they are no longer covered under the plan. Mr. Soman’s and Mr. Greve’s employment agreements have been replaced with retention agreements, which do not provide for coverage.

Retention Agreement

On March 19, 2009, the Board of FCStone approved an agreement with Jeff Soman, executive vice-president of FCStone, LLC, superseding his current employment agreement. Mr. Soman supervises the Clearing and Execution Services segment which provides clearing and direct execution services to commodities firms, fund operators, commodities traders, and others. The agreement terminates Mr. Soman’s participation in FCStone’s Change in Control Severance Plan. Mr. Soman also released FCStone for all claims arising from or related to his employment. FCStone agreed to pay Mr. Soman a retention bonus in the gross amount of $137,500, less applicable withholdings. This amount will be payable only if Mr. Soman remains employed with FCStone for a period of time to be determined by FCStone.

The Retention Agreement will terminate on March 18, 2010.

Non-Qualified Deferred Compensation Plan

FCStone was obligated to provide equity awards in the form of stock options and restricted stock to Paul G. Anderson, President and Chief Executive Officer, and William J. Dunaway, Chief Financial Officer, having values of $1,967,083 and $501,072, respectively, based upon FCStone’s performance as measured by after-tax return on equity for the fiscal year ended August 31, 2008. These obligations arose pursuant to FCStone’s 2008 Long Term Incentive Plan (the “LTIP”) and employment agreements with each of these individuals. Due to the decrease in FCStone’s stock price since the end of FCStone’s fiscal 2008, the Board of Directors determined that it was not in the best interest of FCStone or its stockholders to issue the equity necessary to fund the awards under the LTIP at these price levels, and there was an insufficient number of shares available for issuance under FCStone’s equity incentive plan. As a result, on March 19, 2009, FCStone and Messrs. Anderson and Dunaway agreed that the awards due under the LTIP for the fiscal year 2008 would be paid in cash rather than as equity compensation pursuant to a Nonqualified Deferred Compensation Plan, filed with this report as Exhibit 10.3. Cash payments under the Nonqualified Deferred Compensation Plan vest in the same manner as the equity awards under the LTIP and accrue interest at a benchmark money market rate.

Item 9.01	Financial Statements and Exhibits.

Number	Description
10.1	FCStone Group, Inc. Change in Control Severance Plan.

10.2	Retention Agreement, by and among FCStone Group, Inc., FCStone LLC and Jeff Soman.

10.3	FCStone Group, Inc. Non-Qualified Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: March 24, 2009
	By:	/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer

Exhibit Index

Number	Description
10.1	FCStone Group, Inc. Change in Control Severance Plan.

10.2	Retention Agreement, by and among FCStone Group, Inc., FCStone LLC and Jeff Soman.

10.3	FCStone Group, Inc. Non-Qualified Deferred Compensation Plan.